UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2021

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O'Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, no par value Common Stock Purchase Rights	Trading Symbol(s) MMAC MMAC	Name of each exchange on which registered Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2021, MMA Capital Holdings, Inc., a Delaware corporation (“MMA” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and FP Acquisition Merger Sub, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Parent (“Merger Sub”). Concurrently with the entry into the Merger Agreement, the Company entered into a Termination Agreement (the “Termination Agreement”) with Hunt Investment Management, LLC, a Delaware limited liability company (“Manager”).

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, MMA will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity and a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), Merger Sub will change its name to MMA Capital Holdings, LLC, each share of common stock of MMA (“Company Common Stock”) then outstanding will be converted into the right to receive $27.77 in cash, without interest (the “Merger Consideration”), other than (1) those shares owned by Parent or any subsidiary of Parent or MMA (which will be cancelled without any consideration) and (2) any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with the Delaware General Corporation Law (“DGCL”), which shares will be cancelled and converted into the right to receive a payment determined in accordance with the appraisal rights procedures of the DGCL.

Each of MMA, Parent and Merger Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to effect the transaction, including securing required regulatory approvals. In addition, MMA has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of closing conditions set forth in the Merger Agreement, including, among others, (1) the approval of MMA’s shareholders, (2) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to MMA, and (4) the consummation of the transactions described in the Termination Agreement and in a certain Assignment and Assumption Agreement also dated May 24, 2021, by and between the Manager and Parent (the “Assignment Agreement”).

For the first 45 days following the signing of the Merger Agreement (the “Go-Shop Period”), the Company will be permitted to initiate, solicit, and encourage competing bids and negotiate competing Company Acquisition Proposals (as defined in the Merger Agreement) (the “Go-Shop Process”), subject to certain information and matching rights of Parent. Subject to certain exceptions, at the conclusion of the Go-Shop Process, the Company has agreed not to, among other things, (i) initiate, propose or knowingly solicit or knowingly encourage, knowingly facilitate or knowingly assist, any proposal or any inquiries with respect to a Company Acquisition Proposal, (ii) participate or engage in any negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company Acquisition Proposal, (iii) approve or recommend a Company Acquisition Proposal, (iv) enter into any letter of intent, agreement in principle, acquisition agreement, merger agreement, option agreement or other similar agreement providing for a transaction that is the subject of a Company Acquisition Proposal, or (v) propose publicly or agree to do any of the foregoing.

Prior to the approval of the Merger Agreement by the Company’s shareholders, the Company may in certain circumstances effect a Company Change of Recommendation (as defined in the Merger Agreement) and terminate the Merger Agreement in order to enter into a definitive agreement providing for a Company Superior Proposal (as defined in the Merger Agreement), subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including payment to Parent of a termination fee (as described below).

The Merger Agreement may be terminated under certain circumstances by the Company prior to obtaining the Company Shareholder Approval, if, after following certain procedures and adhering to certain restrictions, the Company enters into a definitive agreement providing for the implementation of a Company Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Company Board effects a Company Change of Recommendation.

Upon a termination of the Merger Agreement, the Company will be required to pay a termination fee to Parent of $4.85 million, if the termination is (i) by Parent because a Company Change of Recommendation has occurred prior to the Company obtaining shareholder approval; (ii) by the Company prior to obtaining shareholder approval in order to enter into a definitive written agreement with respect to a Company Superior Proposal; (iii) (x) by Parent or the Company if the Merger has not occurred by February 24, 2022 or (y) by Parent if Company Shareholder Approval for the Merger is not obtained, and in the case of either of the foregoing subclauses (x) and (y), (1) a Company Acquisition Proposal has been publicly announced prior to such termination or the shareholders meeting, as applicable and (2) within 12 months of termination the Company enters into any definitive agreement with respect to an alternative business combination transaction or consummates an alternative business combination; (v) by Parent because there is an uncured or incurable breach by the Company of any of its covenants or representations that would result in the failure of a closing condition that would be incapable of being satisfied by the earlier of (x) 30 days after the party alleged to be in breach has received written notice thereof and (y) February 24, 2022 which termination (1) occurs following the public announcement of a Company Acquisition Proposal and (2) within 12 months following such termination, the Company enters into any definitive agreement with respect to an alternative business combination transaction or consummates an alternative business combination. Notwithstanding the foregoing the termination fee will be reduced to $2.02 million in the case of termination by the Company prior to the end of the Go-Shop Period in order to enter into a definitive written agreement with respect to a Company Superior Proposal or by Parent if prior to the end of the Go-Shop Period a Company Change of Recommendation shall have occurred resulting from a Company Superior Proposal.

Upon certain circumstances, the Company is required to reimburse Parent’s expenses in connection with the prospective transactions contemplated by the Merger Agreement in the event that the Merger is not consummated.

Under the Assignment Agreement, the Manager will waive certain restrictive covenants of certain individuals to permit Parent or one or more of Parent’s affiliated designees to hire such individuals following the closing of the Merger, and the Manager will also convey to Parent certain assets, which individuals and assets are employed or used (as applicable) by Manager and/or its affiliates in the conduct of the Company’s solar lending business.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Termination Agreement

The Company is externally managed by the Manager pursuant to a Management Agreement dated January 8, 2018 (as amended, the “Management Agreement”). The Management Agreement provides, among other things, that the Company must pay the Manager a termination fee if the Company desires to terminate the Management Agreement other than for cause. Parent requires as a condition of the Merger that the Company terminate the Management Agreement immediately prior to the Effective Time. The Manager has agreed to terminate the Management Agreement upon payment of the termination fee in order to allow the Merger to proceed, which termination fee is comprised of a cash payment of $16.5 million and the transfer by MMA to the Manager of MMA’s South African assets, which had a carrying value of $3.9 million at March 31, 2021.

The Termination Agreement contains usual and customary releases by each party of the other, with the exception of certain indemnities and reimbursement obligations related to expenses incurred on behalf of MMA and its subsidiaries prior to the closing of the Merger that by their terms survive termination of the Management Agreement.

The foregoing description of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Merger Agreement, the Termination Agreement and the Voting Agreements (described below) have been included with this filing to provide investors and security holders with information regarding the terms of the Merger. They are not intended to provide any other factual information about MMA, Parent, Merger Sub or Manager. The representations, warranties, covenants and agreements contained in the Merger Agreement, the Termination Agreement or the Voting Agreements were made only for purposes of the respective agreements and as of specific dates, and are solely for the benefit of the parties to the respective agreements, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of MMA, Parent, Merger Sub, Manager or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in MMA’s public disclosures.

Additional Information about the Merger and Where to Find It:

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.report. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.mmacapitalholdings.com, or by contacting the Company’s Investor Relations Department at 443-263-2900.

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 31, 2021, its Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on April 30, 2021, and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Item 3.03 Material Modification to Rights of Security Holders.

Prior to the execution and delivery of the Merger Agreement, the Company effected an amendment dated May 24, 2021 (the “Amendment”), to its Tax Benefits Rights Agreement dated as of May 5, 2015, as amended by that certain First Amendment thereto dated January 1, 2019, and as further amended by that certain Second Amendment thereto dated March 12, 2020 (the “Rights Agreement”), by and between the Company and Broadridge Corporate Issuer Solutions, Inc., pursuant to which the Rights Agreement was amended to provide that, among other things, (i) neither Parent nor Merger Sub nor any of their affiliates or associates will be deemed to be or become “Acquiring Person” as a result of the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement or the Voting Agreements, the public announcement or disclosure of those agreements or the performance or consummation of those agreements, (ii) neither Parent nor Merger Sub nor any of their affiliates or associates will be deemed to be or become a “Beneficial Owner” of, or have “Beneficial Ownership” of, or to “beneficially own” any shares of Company common stock under the Rights Agreement as a result of the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement or the Voting Agreements, the public announcement or disclosure of those agreements or the performance or consummation of those agreements, (iii) neither a “Distribution Date” nor a “Stock Acquisition Date” under the Rights Agreement will occur or be deemed to have occurred as a result of the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement or the Voting Agreements, the public announcement or disclosure of those agreements or the performance or consummation of those agreements, (iv) the rights issued under the Rights Agreement will expire immediately prior to the effective time under the Merger Agreement, if the effective time occurs, and (v) nothing in the Rights Agreement will be construed to give holders of rights certificates (or holders of Company Common Stock prior to the distribution date of the rights) under the Rights Agreement any rights, remedies or claims as a result of the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement or the Voting Agreements, the public announcement or disclosure of those agreements or the performance or consummation of those agreements. The Amendment will terminate automatically and will have no force or effect upon a termination of the Merger Agreement.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment.

Item 7.01. Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 7.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under Item 7.01 of this report (including Exhibit 99.1 hereto) is not deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Voting Agreements

In connection with the execution of the Merger Agreement, Parent and each of Gary Mentesana, Hunt Capital Holdings, LLC, James C. Hunt, and Michael Falcone have entered into Voting Agreements, each dated as the date of the Merger Agreement (the “Voting Agreements”).  On the terms and conditions set forth in the Voting Agreements, these shareholders have agreed to vote all of the shares of Company Common Stock owned of record or beneficially by them for the adoption of the Merger Agreement.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, copies of which are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 and are incorporated herein by reference.

Cautionary Statements Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements regarding the Credit Agreement and other statements identified by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” and similar words or expressions and are made in connection with discussions of future events and future operating or financial performance.

Forward-looking statements reflect our management’s expectations at the date of this Current Report regarding future conditions, events or results, including the proposed transaction. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Current Report. Certain risks and uncertainties include, but are not limited to, the following: (i) MMA may be unable to obtain shareholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of MMA may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) MMA may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances which, under the terms thereof, could give rise to the termination of the Merger Agreement; (viii) MMA’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts MMA’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with MMA’s ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. For a discussion of certain additional risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties or may affect the proposed transaction, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Annual Report”), filed with the United States Securities and Exchange Commission to which reference is hereby made, as updated or supplemented by subsequent reports that MMA has filed or files with the United States Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

Readers are cautioned not to place undue reliance on forward-looking statements in this Current Report or that we may make from time to time, and to consider carefully the factors discussed in Part I, Item 1A. “Risk Factors” of the 2020 Annual Report in evaluating these forward-looking statements. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger dated as of May 24, 2021, by and among with FP Acquisition Parent, LLC, FP Acquisition Merger Sub, LLC and MMA Capital Holdings, Inc.

4.1	Third Amendment to Tax Benefits Rights Agreement dated as of May 24, 2021 by and between MMA Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc.

10.1*	Termination Agreement dated as of May 24, 2021, by and between MMA Capital Holdings, Inc. and Hunt Investment Management, LLC

99.1	Press Release, dated May 24, 2021

99.2*	Voting and Support Agreement dated as of May 24, 2021 by and among Parent and Gary Mentesana

99.3*	Voting and Support Agreement dated as of May 24, 2021 by and among Parent and Hunt Capital Holdings, LLC

99.4*	Voting and Support Agreement dated as of May 24, 2021 by and among Parent and James C. Hunt

99.5*	Voting and Support Agreement dated as of May 24, 2021 by and among Parent and Michael Falcone

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MMA Capital Holdings, Inc.

Date: May 24, 2021	By:	/s/ Gary A. Mentesana
		Name:	Gary A. Mentesana
		Title:	Chief Executive Officer and President